UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)	October 27, 2011

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 27, 2011, Hollywood Media Corp. (“Hollywood Media”), together with National Amusements Inc. and the MovieTickets.com Joint Venture, filed a lawsuit against AMC Entertainment Inc. (“AMC”) and MovieTickets.com Inc. (as nominal defendant) (Case No. 50 2011 CA 016684) in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida relating to the MovieTickets.com Joint Venture.  MovieTickets.com is an online movie ticketing service in which Hollywood Media, National Amusements, Inc., and AMC each own a 26.2% equity interest.   MovieTickets.com has exclusive ticketing arrangements with 238 movie theater chain exhibitors, as well as contracts with 190 distributors operating 910 website and online destinations.  MovieTickets.com has approximately 18 million registered online users.

The complaint alleges that AMC has breached and continues to breach the MovieTickets.com Joint Venture Agreement, which obligates AMC to exclusively provide its ticket inventory to MovieTickets.com, and has breached its contractual, statutory, and common law duties of good faith, fair dealing, and loyalty with respect to the MovieTickets.com Joint Venture and its partners, Hollywood Media and National Amusements, Inc., as a result of various actions by AMC.  The complaint alleges that these actions include, among other things, (i) AMC failing and refusing to provide the movie theater ticket inventory of Loews and Kerasotes (both of which were acquired by AMC) to MovieTickets.com for Internet ticketing, (ii) ticketing its Loews and Kerasotes ticket inventory through a MovieTickets.com competitor, (iii) anticipatorily repudiating its obligations to the MovieTickets.com Joint Venture, (iv) AMC engaging in negotiations with a competitor to MovieTickets.com and other exhibitors regarding business transactions in competition with MovieTickets.com, and (v) otherwise acting solely for its own benefit to the detriment of its partners in the MovieTickets.com Joint Venture.

Hollywood Media and the other plaintiffs have asked for a jury trial and are seeking unspecified consequential damages and have reserved the right to seek punitive damages.  Hollywood Media and the other plaintiffs also are seeking a declaratory judgment  that AMC is obligated to make available on MovieTickets.com’s website AMC’s ticket inventory for sale on an exclusive basis and to honor its contractual, common law, and statutory fiduciary duties of good faith and loyalty to the MovieTickets.com Joint Venture and its partners, Hollywood Media and National Amusements, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: November 2, 2011
	By:	/s/ Tammy Hedge
Name: Tammy Hedge
Title: Chief Financial Officer